UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2020

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida (Address of principal executive offices)	34240 (Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 28, 2020, the Company held its annual meeting of stockholders (the “Meeting”). The total number of shares entitled to vote at the Meeting was 9,561,468 and there were present at the Meeting, in person or by proxy, 5,810,783 shares, which constituted a quorum for the Meeting. At the Meeting, the stockholders voted:

(1) to elect Steven Shum, Dr. Kevin Doody, Trent Davis, Barbara Ryan, Jeffrey Segal and Matthew Szot to the board of directors of the Company until the next annual meeting of stockholders; and

(2) to ratify the selection of M&K CPAS, PLLC as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2020.

The final results of the stockholders votes at the Meeting are set forth below:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Steven Shum	3,056,699	271,827	2,482,257
Kevin Doody	2,495,144	833,382	2,482,257
Trent Davis	3,068,895	259,631	2,482,257
Barbara Ryan	3,303,092	25,434	2,482,257
Jeffrey Segal	3,300,549	27,977	2,482,257
Matthew Szot	3,070,462	258,064	2,482,257

Proposal 2: Ratification of Appointment of M&K CPAS, PLLC as Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,384,188	197,967	228,628	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated: January 4, 2021